June 26, 2024
To our shareholders:

Anterix entered into a Spectrum License Sale agreement to provide Oncor Electric Delivery Company LLC (“Oncor”) with 900 MHz broadband licenses for its service territory in Texas (the “Oncor Agreement”) for total payments of $102.5 million. The Oncor Agreement will support Oncor’s deployment of a private LTE network designed to provide a host of capabilities, including grid awareness, overall communications, and operational intelligence that are expected to enhance resilience and spur innovation. Oncor’s pursuit of a private LTE network highlights the benefits of this technology throughout the entire utility space.

Headquartered in Dallas, Oncor is a regulated electricity transmission and distribution business that uses superior asset management skills to provide reliable electricity delivery to consumers. Oncor operates the largest transmission and distribution system in Texas, delivering electricity to more than 4 million homes and businesses across a distribution service territory that has an estimated population of approximately 13 million and operating more than 143,000 circuit miles of transmission and distribution lines in Texas.

Key components of the Oncor agreement include:

•Assignment of 6 MHz of broadband spectrum, 936.5 - 939.5 MHz paired with 897.5 - 900.5 MHz, to Oncor in 95 counties within Oncor’s service territory, following FCC issuance of broadband licenses to Anterix.

•Anterix’s commitment to clear all third-party incumbents from the 900 MHz broadband allocation in the Oncor service territory.

•Delivery of the broadband spectrum by county is expected to be completed by FYE2026. Anterix has been proactively working with incumbents to clear the 900 MHz broadband allocation in Oncor’s service territory.

•Total payment of $102.5 million dollars, with expected payments of $44 million dollars within the first 12 months after signing and the balance by FYE2026. The timing and rights to these payments could vary as 900 MHz broadband licenses are granted by the FCC, broadband licenses are assigned to Oncor, and incumbents are cleared by Anterix.

In addition:

•Upon completion of the assignment of the broadband licenses to Oncor, Anterix will have addressed another FCC-deemed “complex system.” As outlined in Anterix's May 2020 letter to shareholders, 900 MHz complex systems are defined by the FCC Report and Order as those systems with 45 or more functionally integrated sites. As discussed with shareholders in the past, Anterix remains flexible in its approach to monetizing our 900 MHz spectrum as we contract with utilities operating these unique complex systems.

•The Oncor Agreement is subject to customary provisions regarding remedies, including reduced payment amounts and/or refund of amounts paid, and termination rights, if certain contractual obligations are not met.

Forward-looking Statements

Certain statements contained in this factsheet, other than historical information, constitute forward-looking statements within the meaning of the Federal securities laws. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements include, but are not limited to, statements regarding: (i) the timing of payments under the Oncor Agreement, (ii) Anterix’s ability to negotiate and enter into agreements with incumbents to clear the 900 MHz Broadband Spectrum allocation in Oncor’s service areas on a timely basis and on commercially reasonable terms; (iii) Anterix's ability to qualify for and timely secure broadband licenses in Oncor’s service areas; and (iv) Anterix's ability to satisfy the other terms of its agreement with Oncor. Any such forward-looking statements are based on the current expectations of Anterix's management and are subject to a number of risks and uncertainties that could cause Anterix's actual future results to differ materially from its management's current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) Anterix may not be successful in commercializing its spectrum assets to its targeted utility and critical infrastructure customers on a timely basis and on favorable terms; (ii) Anterix may be unable to secure broadband licenses from the FCC on a timely and cost-effective basis; (iii) Anterix has a limited operating history with its current business plan, which makes it difficult to evaluate its prospects and future financial results and its business activities, strategic approaches and plans may not be successful; and (iv) the value of Anterix's spectrum assets may fluctuate significantly based on supply and demand, as well as technical and regulatory changes. These and other risk factors that may affect Anterix's future results of operations are identified and described in more detail in Anterix's most recent filings on Forms 10-K and 10-Q and in other filings that it makes with the SEC from time to time. These documents are available on Anterix's website at www.anterix.com under the Investor Relations section and on the SEC's website at www.sec.gov. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, Anterix undertakes no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.